Acquisition Framework Agreement

                   [English translation of Mandarin original]

This Acquisition Framework Agreement was signed in Beijing on May 10, 2006 between the following parties:

Party A: Beijing Huasheng Pharmaceutical Co., Ltd., which is a limited liability company established in accordance with Chinese law.

Legal address: Daxiangyi Village, Huoxian Town, Tongzhou District, Beijing City
Tel: (010) 80586188
Fax: (010) 80589999

Party B: Kiwa Bio-Tech Products Group Corporation, which is public company listed in American NASDAQ stock market and established in accordance with American law.

Legal address: 415West Foothill Blvd, Suite206 Claremont, California, U.S.A
Tel: 001-909-626-2358,  (8610)85286177/83
Fax: (8610)85286176

The Acquisition Framework Agreement is for the purpose of:

        1. As a production and sales enterprise of veterinary drug, approved by board of directors and general meeting of stockholders, Party A wishes to increase its equity capital and extend its shares by attracting Party B's fund, so as to further develop its business scope, expand market as well as develop new technologies and products.

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       2.  As a public company  listed abroad,  Party B specializes in investing in Chinese agricultural industry and has sound fund-raising and financing channel. Moreover, Party B's condition coincides with its desired investment circle and direction. Party B wishes to put its investment into Party A and transforms Party A into a new-type and advanced company with high competitiveness.

       Through mutual consultation, the both parties reached the following intents and framework principles:

       1.Party A agrees to Party B's investment and acquisition of stock-holding rights. Through evaluation and confirmed by Party B, the assets owned by the original shareholders of Party A will be deemed as their investment in the new joint venture. Both parties agreed that their respective commercial reputation, products, licenses as well as other invisible assets, will be deemed as investment in the new company after value evaluation.

       2.In view of respective resources advantage and current situation, the both parties will adopt the following cooperation mode: Party B will invest with cash and technology of AF-01 anti-virus blocker (technological value agreed upon by both parties). The shares of Party B will be no less than 60%. Party A agrees to invest its whole assets and business into newly-founded joint venture. Both parties shall not engage in business which may pose competition with the joint venture.


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

       3. Both parties agree to formulate complete company regulations, management system and etc after establishment of the joint venture. The new company will bring the role of Party A's existing management team into full play and support them in continuously producing Party A's existing products and integrating the existing sales network. Meanwhile, the joint venture will produce AF-01 anti-virus blocker.

       4.The joint venture's board of directors is the supreme power organ of the new company. It's made up of three persons, among which one will be designated from Party A's existing shareholders and two designated from party B. The general manager will be designated by Party A. And board chairman and CFO will be designated by Party B.

       5. Both parties agreed that Party A shall provide Party B with materials regarding its industrial & commercial and financial conditions, company development program, business management specifications, as well as relevant resolutions made by board of directors and general meetings of shareholders, within short period after signature of this Acquisition Framework Agreement. Party B is obligated to keep secrets on materials supplied by Party A.

       6.Party B shall designate relevant personnel to carry out due diligence investigation on Party A, and assist party A in perfecting company development program and etc.


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

       7. After fulfillment of evaluation and investigation, both parties will begin discussion and drafting of documents regarding the joint venture, and try to found the joint venture before June, 2006.

Party A: Beijing Huasheng Pharmaceutical Co., Ltd.
Authorized representative:


Date:


Party B: Kiwa Bio-Tech Products Group Corporation
Authorized representative:


Date:


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